SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K
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CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 13, 2011
Date of report (Date of earliest event reported)

Rotate Black, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	0-14039	75-3225181
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

932 Spring Street, Suite 201
PETOSKEY, MI 49770
(Address of Principal Executive Offices) (Zip Code)

231/347-0777
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Rotate Black, Inc. and Rotate Black Gaming, Inc. (the “Company”, “RBI” “we” or “our”) has reached a settlement with 3D Associates, LLC, 10717, LLC and Charles Petri (“3D”) with regards to an action brought by 3D against RBI and the Seneca Nation of Indians (the "Seneca Nation").

Background

In 2008, RBI acquired 63 acres of property in Sullivan County, NY (the "Property") from 3D for $500,000. RBI subsequently transferred the Property to the Seneca Nation pursuant to its agreements with the Seneca Nation.  3D has filed a lawsuit against the Seneca Nation and RBI to recover the Property and other claims.

Settlement Agreement

RBI has entered into an agreement (the "Agreement") with 3D wherein 3D has agreed to drop its lawsuit against RBI and forever waive any and all claims against RBI. In consideration for this, RBI has agreed to pay 3D ten dollars ($10) and to grant 3D the right to buy the Property from RBI for $500,000, in the event that RBI is successful in re-acquiring the 3D Property from the Seneca Nation.

Reference is made to the attached exhibit for a full understanding of the Settlement Agreement.

Item 9.01 Financial Statements and Exhibits.

    (d)   Exhibits

Exhibit No.	Description
99.1	Release and Hold Harmless Agreement
99.2	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Rotate Black, Inc. (Registrant)

Date: May 13, 2011	By:	/s/ JOHN C. PAULSEN
Name: John C. Paulsen
Title: Chief Executive Officer